Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS:	State National Companies, Inc. David Hale, COO & CFO 817-265-2000 Dennard • Lascar Associates Rick Black 713-529-6600

State National Companies Reports Second Quarter 2017 Results

BEDFORD, TX — August 8, 2017 — State National Companies, Inc. (NASDAQ: SNC), a leading specialty provider of property and casualty insurance services, today reported its financial results for the second quarter ended June 30, 2017.

Key Highlights - Second Quarter 2017 Financials Compared to the Second Quarter 2016:

•                  Total revenues were $58.6 million, up 20%

•                  Premiums earned were $33.9 million, an increase of 17%

•                  Ceding fees were $21.0 million, up 24%

•                  Net income was $13.2 million, an increase of 33%

•                  EPS of $0.31, up from $0.24

•                  EBITDA was $22.1 million, up 29%

Commenting on the results, State National’s Chairman and Chief Executive Officer, Terry Ledbetter, said, “We are pleased with the continued growth in both Lender and Program Services in the second quarter that generated significant earnings growth compared to the same quarter last year. We believe that the favorable industry trends in both business segments position the company well for future growth and profitability.”

Total revenues in the second quarter of 2017 were $58.6 million, up 20% from $49.0 million in the second quarter of 2016.  Net income was $13.2 million, or $0.31 per diluted share, in the second quarter of 2017, compared to net income of $10.0 million, or $0.24 per diluted share, for the same period in 2016. Realized investment gains were $0.5 million in the second quarter of 2017, up from $0.3 million in the second quarter of 2016. The impact of the realized net investment gains and losses (net of tax) for the second quarter of 2017 was $0.01 per diluted share.

Program Services Segment

The Program Services segment provides fronting to general agents and insurance carriers to leverage State National’s “A” (Excellent) A.M. Best rating with its expansive licenses and trusted reputation to provide access to the U.S. property and casualty insurance market in exchange for ceding fees.  State National issues the policy, and the reinsurer assumes the risk.

In the second quarter of 2017, total revenues from the Program Services segment were $21.0 million, an increase of $4.1 million, or 24%, from the second quarter of 2016.  The growth in revenues was driven by increased ceding fees from both new and existing client programs.

State National Companies, Inc. Press Release

Lender Services Segment

In Lender Services, the collateral protection business is fully vertically integrated as State National manages all aspects of these product offerings for its clients, including policy issuance and administration, underwriting and claims, which we believe is a competitive advantage in the marketplace. Additionally, the Company differentiates itself from competitors by establishing long-term relationships with clients and providing high-quality service and advanced technology.

In the second quarter of 2017, net premiums written from the Lender Services segment were $32.8 million, an increase of $2.9 million, or 10%, from the second quarter of 2016. Net premiums earned were $33.9 million in the second quarter of 2017, an increase of $5.0 million, or 17%, from the second quarter of 2016. Contributing to this increase in Lender Services premiums are sales of new accounts and loan portfolio growth from existing accounts driven by continued high levels of automobile sales, rising average automobile loan sizes and an aging U.S. automobile fleet.

Losses and loss adjustment expenses were $16.1 million in the second quarter of 2017, compared to $13.3 million in the same period last year.  The loss ratio increased slightly to 47% in the second quarter from 46% in the second quarter last year, due to increased claim frequency and severity. The net expense ratio decreased to 40% in the second quarter 2017 from 43% in the second quarter 2016 due to our ability to effectively leverage fixed costs. The overall result is an improved combined ratio for the quarter of 87% compared to 89% in the same period of 2016.

General and Administrative Expenses

General and administrative expenses in the second quarter of 2017 increased to $18.6 million from $17.1 million in the second quarter of 2016, reflecting investment in strategic growth and increased professional fees.

Balance Sheet

State National’s balance sheet reflects low financial leverage with only $43.8 million of debt.  This debt has limited covenant requirements and is interest-only until the early to mid-2030s.

State National’s investment portfolio has a short duration and consists primarily of fixed income securities, the majority of which have investment grade ratings. The portfolio is laddered to allow for reinvestment of funds as rates change.

Approximately $2.6 billion of State National’s assets are comprised of reinsurance recoverables that are primarily related to the Program Services segment.  Offsetting these recoverables are unpaid losses, loss adjustment expenses and unearned premium liabilities for the same segment. Recoverables of approximately $1.7 billion are secured by collateral held in trust funds for our benefit or letters of credit.  The remainder is ceded to highly rated, well capitalized reinsurers.

Recent Developments

On July 26, 2017, State National and Markel Corporation entered into a definitive agreement under which Markel Corporation will acquire State National. The transaction, which is subject to the approval of a majority of State National shareholders, approvals by relevant state insurance regulators and other customary closing

State National Companies, Inc. Press Release

conditions, is expected to close in the fourth quarter of 2017. State National will not be updating its outlook for fiscal 2017 and will not be holding a conference call to discuss its second quarter 2017 results.

Non-GAAP Reconciliation

The last page of this press release provides a reconciliation of EBITDA, a non-GAAP financial measure, to net income, its most directly comparable financial measure calculated and presented in accordance with GAAP.

About State National Companies, Inc.

State National Companies, Inc. (NASDAQ: SNC) is a leading specialty provider of property and casualty insurance services operating in two niche markets across the United States.  In its Lender Services segment, the Company specializes in providing portfolio protection solutions which insures personal automobiles and other vehicles held as collateral for loans made by credit unions, banks and specialty finance companies.  In its Program Services segment, the Company leverages its “A” (Excellent) A.M. Best rating, expansive licenses and reputation to provide access to the U.S. property and casualty insurance market in exchange for ceding fees.  To learn more, please visit www.statenational.com.  State National routinely posts important Company information on its website.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Various statements contained in this press release are forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward-looking statements are generally, but not always, accompanied by words such as “estimate,” “believe,” “expect,” “will,” “plan,” “target,” “could” or other words that convey the uncertainty of future events or outcomes.

There can be no assurance that actual developments will be those anticipated by us. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, our ability to recover from our capacity providers, the cost and availability of reinsurance coverage, challenges to our use of issuing carrier or fronting arrangements by regulators or changes in state or federal insurance or other statutes or regulations, our dependence on a limited number of business partners, potential regulatory scrutiny of collateral protection insurance, level of new car sales, availability of credit for vehicle purchases and other factors affecting automobile financing, our ability to compete effectively, a downgrade in the financial strength ratings of our insurance subsidiaries, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, changes in interest rates or other changes in the financial markets, the effects of emerging claim and coverage issues, changes in the demand for our products, the effect of general economic conditions, breaches in data security or other disruptions with our technology, and changes in pricing  or other competitive environments.

Forward-looking statements involve inherent risks and uncertainties that are difficult to predict, many of which are beyond our control. Additional information about these risks and uncertainties is contained in our filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

State National Companies, Inc. Press Release

STATE NATIONAL COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

($ in thousands, except for share and per share information)

	June 30,	December 31,
	2017	2016
	(Unaudited)
Assets:
Investments:
Fixed-maturity securities — available-for-sale, at fair value (amortized cost — $377,101, $329,994, respectively)	$382,518	$332,107
Equity securities — available-for-sale, at fair value (cost — $2,036, $3,271, respectively)	2,134	3,224
Total investments	384,652	335,331

Cash and cash equivalents	47,979	91,698
Restricted cash and investments	16,746	2,958
Accounts receivable from agents, net	120,214	35,964
Reinsurance recoverable on paid losses	1,972	1,430
Deferred acquisition costs	1,106	1,194
Reinsurance recoverables	2,607,559	2,342,864
Property and equipment, net (includes land held for sale — $1,034, $1,034, respectively)	16,876	16,163
Interest receivable	2,333	2,112
Income taxes receivable	174	329
Deferred income taxes, net	28,202	28,858
Goodwill and intangible assets, net	14,539	12,588
Other assets	6,656	5,248
Total assets	$3,249,008	$2,876,737

Liabilities:
Unpaid losses and loss adjustment expenses	$1,858,105	$1,703,706
Unearned premiums	787,051	680,691
Allowance for policy cancellations	54,541	66,418
Deferred ceding fees	39,385	32,226
Accounts payable to agents	2,121	2,639
Accounts payable to insurance companies	94,259	14,871
Debt, net	43,804	43,783
Other liabilities	49,256	36,023
Total liabilities	2,928,522	2,580,357

Shareholders’ equity:
Common stock, $.001 par value (150,000,000 shares authorized; 42,173,561 and 41,924,440 shares issued at June 30, 2017 and December 31, 2016, respectively)	42	42
Preferred stock, $.001 par value (10,000,000 shares authorized; no shares issued and outstanding at June 30, 2017 and December 31, 2016)	—	—
Additional paid-in capital	231,654	229,297
Retained earnings	85,910	66,230
Accumulated other comprehensive income	2,880	811
Total shareholders’ equity	320,486	296,380
Total liabilities and shareholders’ equity	$3,249,008	$2,876,737

State National Companies, Inc. Press Release

STATE NATIONAL COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

($ in thousands, except for per share information)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016

Revenues:
Premiums earned	$33,934	$28,916	$70,442	$60,593
Commission income	322	305	598	626
Ceding fees	20,998	16,917	38,643	33,161
Net investment income	2,288	2,100	4,439	4,140
Realized net investment gains (losses)	523	282	2,399	(356)
Other income	530	459	1,061	915
	58,595	48,979	117,582	99,079

Expenses:
Losses and loss adjustment expenses	16,135	13,743	34,966	28,832
Commissions	1,703	1,130	3,277	2,827
Taxes, licenses, and fees	914	804	1,866	1,506
General and administrative	18,618	17,148	37,746	34,142
Interest expense	612	553	1,200	1,090
Total expenses	37,982	33,378	79,055	68,397

Income (loss) before income taxes	20,613	15,601	38,527	30,682

Income taxes:
Current tax expense (benefit)	8,551	6,137	14,260	10,491
Deferred tax expense (benefit)	(1,173)	(524)	(458)	533
	7,378	5,613	13,802	11,024
Net income (loss)	$13,235	$9,988	$24,725	$19,658

Net income (loss) per share attributable to common shareholders:
Basic earnings per share	$0.32	$0.24	$0.59	$0.46
Diluted earnings per share	0.31	0.24	0.58	0.46

Dividends, per share	$0.06	$0.06	$0.12	$0.12

Weighted-average common shares outstanding — basic	41,669,172	42,310,242	41,641,374	42,326,799
Weighted-average common shares outstanding — diluted	42,908,190	42,321,607	42,710,444	42,357,960

State National Companies, Inc. Press Release

Program Services Segment — Results of Operations

Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in thousands)	2017	2016	2017	2016

Revenues:
Ceding fees	$20,998	16,917	$38,643	$33,161
Total revenues	20,998	16,917	38,643	33,161

Expenses:
Losses and loss adjustment expenses	80	396	(170)	905
Commissions	2	2	4	3
Taxes, licenses, and fees	15	3	45	11
General and administrative	4,177	4,011	8,496	7,119
Total expenses	4,274	4,412	8,375	8,038

Income (loss) before income taxes	$16,724	$12,505	$30,268	$25,123

Gross premiums written	$482,843	$336,395	$827,841	$607,421
Gross premiums earned	$385,479	$293,602	$716,886	$560,627

State National Companies, Inc. Press Release

Lender Services Segment — Results of Operations

Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in thousands)	2017	2016	2017	2016

Revenues:
Premiums earned	$33,934	$28,916	$70,442	$60,593
Commission income	322	305	598	626
Other income	534	471	1,073	919
Total revenues	34,790	29,692	72,113	62,138

Expenses:
Losses and loss adjustment expenses	16,055	13,347	35,136	27,927
Commissions	1,701	1,128	3,273	2,824
Taxes, licenses, and fees	899	801	1,821	1,495
General and administrative	10,960	10,528	22,699	21,135
Total expenses	29,615	25,804	62,929	53,381

Income (loss) before income taxes	$5,175	$3,888	$9,184	$8,757

Net loss ratio	47.3%	46.2%	49.9%	46.1%
Net expense ratio	40.0%	43.1%	39.4%	42.0%
Net combined ratio	87.3%	89.3%	89.3%	88.1%

Gross premiums written	$39,825	$36,483	$81,819	$68,942
Net premiums written	$32,787	$29,884	$66,624	$56,916

Corporate Segment — Results of Operations

Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in thousands)	2017	2016	2017	2016

Revenues:
Net investment income	$2,288	$2,100	$4,439	$4,140
Realized net investment gains (losses)	523	282	2,399	(356)
Other income	(4)	(12)	(12)	(4)
Total revenues	2,807	2,370	6,826	3,780

Expenses:
General and administrative	3,481	2,609	6,551	5,888
Interest expense	612	553	1,200	1,090
Total expenses	4,093	3,162	7,751	6,978

Income (loss) before income taxes	(1,286)	(792)	(925)	(3,198)

Income tax expense (benefit)	7,378	5,613	13,802	11,024

Net income (loss)	$(8,664)	$(6,405)	$(14,727)	$(14,222)

State National Companies, Inc. Press Release

Non-GAAP Reconciliation

The accompanying information provides a reconciliation of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  This non-GAAP financial measure should not be considered as an alternative to GAAP measures such as net income, earnings per share, return on equity or any other GAAP measure of liquidity or financial performance.

Earnings before interest, taxes, depreciation and amortization or EBITDA, is considered a non-GAAP financial measure because it reflects adjustments to net income for interest expense, income tax expense, and depreciation and amortization.  Management believes this measure is helpful to investors because it provides a supplemental measure of evaluating core financial performance between periods.

State National Companies, Inc.

Reconciliation of Non-GAAP Financial Measures

(unaudited)

($ in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

EBITDA	$22,121	$17,160	$41,558	$33,797
Reconciliation of EBITDA:
Net income	$13,235	$9,988	$24,725	$19,658
Plus: Interest expense	612	553	1,200	1,090
Plus: Income tax expense	7,378	5,613	13,802	11,024
Plus: Depreciation and amortization	896	1,006	1,831	2,025
EBITDA	$22,121	$17,160	$41,558	$33,797

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